     As filed with the Securities and Exchange Commission on March 4, 2002

                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        MANTECH INTERNATIONAL CORPORATION

                 (Exact Name of Registrant as Specified in Its Charter)


         Delaware
      (State or Other
      Jurisdiction of                                            22-1852179
     Incorporation or       12015 Lee Jackson Highway        (I.R.S. Employer
       Organization)            Fairfax, VA 22033           Identification No.)

           (Address of Principal Executive Offices Including Zip Code)

                        MANTECH INTERNATIONAL CORPORATION
                        MANTECH INTERNATIONAL 401(K) PLAN

                            (Full Title of the Plan)

                               -----------------
                                                          Copies to:
        George J. Pedersen                          Ronald O. Mueller, Esq.
ManTech International Corporation                 Gibson, Dunn & Crutcher LLP
    12015 Lee Jackson Highway                    1050 Connecticut Avenue, N.W.
        Fairfax, VA 22033                           Washington, D.C. 20036
                                                         (202) 955-8500

                     (Name and Address of Agent For Service)
                               -----------------
                                 (703) 218-6000
          (Telephone Number, Including Area Code, of Agent For Service)
                     --------------------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------
                                                         Proposed Maximum      Proposed Maximum
  Title of Securities            Amount to be             Offering Price            Aggregate                  Amount of
   to be Registered              Registered(1)              Per Share             Offering Price          Registration Fee(2)
---------------------------- ----------------------- ------------------------ ------------------------ -----------------------
   Class A Common Stock,         250,000 shares                N/A                  $4,512,500                  $415
 par value $.01 per share
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), also registers an indeterminate number of plan interests.
(2) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933 based upon the average high and low prices for the Common Stock on February 27, 2002, which was $18.05.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information requested in Part I of this Registration Statement is included in the prospectus for ManTech International Corporation's ManTech International 401(k) Plan, which the Registrant has excluded from this Registration Statement in accordance with the instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference into this Registration Statement:

1. The Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2001, as amended, under which the Registrant registered shares of Class A Common Stock under the Securities Act of 1933, as amended. 2. The description of the Class A Common Stock set forth in the Registrant's Registration Statement on Form 8-A (File No. 000-49604), as filed with the Commission on January 25, 2002, under which the Registrant registered shares of its Class A Common Stock under Section 12(g) of Securities and Exchange Act of 1934, as amended (the "Exchange Act").

     All reports and other documents that the Registrant subsequently files with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. The Registrant's file number with the Commission is 000-49604.

Item 4. Description of Securities.

        Not applicable.

Item 5. Interests of Named Experts and Counsel.

        Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (DGCL) generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) actually and reasonably incurred in connection with defense or settlement of an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the DGCL also provides that the rights conferred thereby are not exclusive of any other right which any person may be entitled to under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

     The Registrant's Certificate of Incorporation and Bylaws provide that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding by reason of the fact that he is or was a director or officer of the Registrant (or is or was serving at the request of the Registrant as director, officer, employee or agent of another entity), shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL, as in effect (or to the extent that indemnification is broadened, as it may be amended), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith. Except with respect to actions initiated by an officer or director against the Registrant to recover the amount of an unpaid claim, the Registrant is required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Board of Directors of the Registrant. The Registrant's Certificate of Incorporation and Bylaws further provide that an officer or director may (60 days after a written claim has been received by the Registrant) bring suit against the Registrant to recover an unpaid claim and, if such suit is successful, the expense of bringing such suit. While it is a defense to such suit that the claimant has not met the applicable standards of conduct which make indemnification permissible under the DGCL, neither the failure of the Board of Directors to have made a determination that indemnification is proper, nor an actual determination that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The Registrant's Certificate of Incorporation and Bylaws also provide that the rights conferred thereby are contract rights, that they are not exclusive of any other rights which an officer or director may have or hereafter acquire under any statute, any other provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, and that they include the right to be paid by the Registrant the expenses incurred in defending any specified action, suit or proceeding in advance of its final disposition provided that, if the DGCL so requires, such payment shall only be made upon delivery to the Registrant by the officer or director of an undertaking to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

     The Registrant may, to the fullest extent permitted by the DGCL, purchase and maintain insurance on behalf of any officer, director, employee or agent against any liability that may be asserted against such person.

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

        Exhibit No.     Description

            4.1 Second Amended and Restated Certificate of Incorporation of the Registrant as filed with the Secretary of State of the State of Delaware on January 30, 2002, incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2002, as amended

            4.2 Amended and Restated Bylaws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-1 (File No. 333-73946), as filed with the Commission on November 23, 2002, as amended

            5.1         IRS Determination Letter

            23.1        Consent of Deloitte & Touche LLP

            23.2        Consent of PricewaterhouseCoopers LLP

            24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9. Undertakings.

(1)  The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post- effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fairfax in the Commonwealth of Virginia, on this 4th day of March, 2002.

                           MANTECH INTERNATIONAL CORPORATION

                           By: /s/ George J. Pedersen
                               ---------------------------
                           Name:  George J. Pedersen
                           Title: Chairman of the Board of Directors,
                                  Chief Executive Officer and President



                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints George J. Pederson as his attorney-in-fact to sign his name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments to this Registration Statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Registrant to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

               Name and Signature                        Title                             Date
               ------------------                        -----                             ----


  /s/ George J. Pedersen                Chairman of the Board of Directors,           March 4, 2002
----------------------------            Chief  Executive Officer and President
George J. Pedersen                      (Principal Executive Officer)


 /s/ John A. Moore, Jr.                 Executive Vice President, Chief
----------------------------            Financial Officer, Treasurer and
John A. Moore, Jr.                      Director                                      March 4, 2002
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)

                                        7


  /s/ Walter W. Vaughan
------------------------
Walter W. Vaughan                       Director                                      March 4, 2002

 /s/ Michael D. Golden
------------------------
Michael D. Golden                       Director                                      March 4, 2002

 /s/ Stephen W. Porter
------------------------
Stephen W. Porter                       Director                                      March 4, 2002

/s/ Walter R. Fatzinger, Jr.
-----------------------------
Walter R. Fatzinger, Jr.                Director                                      March 4, 2002

 /s/ Richard J. Kerr
------------------------------
Richard J. Kerr                         Director                                      March 4, 2002

     Pursuant to the requirements of the Securities Act, the trustee of the ManTech International Corporation 401(k) Retirement Plan has duly executed the Registration Statement on Form S-8, in the in the City of Hartford in the State of Connecticut, on February 25, 2002.

                                  By: /s/ Stuart A. Lavine
                                      -------------------------
                                  Name: Stuart A. Lavine
                                  Company:  CIGNA Bank & Trust Company, FSB
                                  Title:    Trustee

                                  EXHIBIT INDEX



                                                                                                        Sequentially
Exhibit No.                                          Description                                        Numbered Page
-----------                                          -----------                                        -------------
       4.1            Second Amended and Restated Certificate of Incorporation of the Registrant            N/A
                      as filed with the Secretary of State of the State of Delaware on January
                      30, 2002, incorporated herein by reference to Exhibit 3.1 of the
                      Registrant's Registration Statement on Form S-1 (File No. 333-73946), as
                      filed with the Commission on November 23, 2002, as amended
       4.2            Amended and Restated Bylaws of the Registrant, incorporated herein by                 N/A
                      reference to Exhibit 3.2 of the Registrant's Registration Statement on Form
                      S-1 (File No. 333-73946), as filed with the Commission on November 23,
                      2002, as amended
       5.1            IRS Determination Letter                                                              11
       23.1           Consent of Deloitte & Touche LLP                                                      13
       23.2           Consent of PricewaterhouseCoopers LLP                                                 14
       24.1           Power of Attorney (included on the signature page of this Registration                N/A
                      Statement)